CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-14 of the Cornerstone Strategic Value Fund, Inc. and to the use of our reports dated February 13, 2015, February 20, 2014, and February 19, 2013 on the financial statements of the Cornerstone Strategic Value Fund, Inc.

TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
March 31, 2015

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-14 of the Cornerstone Progressive Return Fund and to the use of our reports dated February 13, 2015, February 20, 2014, and February 19, 2013 on the financial statements of the Cornerstone Progressive Return Fund.

TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
March 31, 2015